FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (the "Forbearance Agreement") is made, executed and delivered effective November 18, 2008 by **QUINTESSENCE PHOTONICS CORPORATION**, a Delaware corporation ("Borrower"), in favor of **FINISAR CORPORATION**, a Delaware corporation ("Lender").

RECITALS

A. On or about September 18, 2006, Borrower executed and delivered to Lender a Secured Promissory Note (the "Note") in the original principal amount of $6,000,000. Unless otherwise defined herein, all capitalized terms shall have the meanings given them in the Note;

B. In connection with the execution and delivery of the Note, Borrower also executed and delivered a Security Agreement dated September 18, 2006 as collateral security for repayment of the Note describing the Collateral;

C. Effective June 27, 2008, the Borrower and the Lender entered into a Secured Promissory Note Extension Agreement to extend the due date of certain installment payments due under the Note;

D. Effective August 21, 2008, Borrower and Lender entered into a Second Secured Promissory Note Extension Agreement to modify the installment payments due under the Note to allow Borrower to make interest-only payments from August 2008 through October 2008, subject to certain restrictions and conditions;

E. Borrower failed to make the payments due on October 18, 2008 under the terms of the Second Secured Promissory Note Extension Agreement and, accordingly, an Event of Default occurred. Interest has accrued on the unpaid balance of the Note from and after August 18, 2008, at the rate of 18.0% per annum. As of November 11, 2008 the principal balance of the Note was $5,423,683.74, interest in the amount of $183,451.00 was accrued and unpaid and the total balance due and owing was $5,607,134.74;

F. Lender has agreed, subject to Borrower fulfilling its obligations hereunder, to forbear from the exercise of its remedies under the Note and the Security Documents through 5 p.m., Pacific Standard Time, on November 24, 2008 (the "Forbearance Period") and to allow Borrower to continue to use the Collateral so long as Borrower does not sell, convey, transfer or assign the Collateral except in the ordinary course of business, all as more fully described herein; and

G. Borrower desires to execute and deliver this Forbearance Agreement in favor of Lender to obtain Lender's agreement to forebear from the exercise of its remedies under the Note and the Security Documents and to (i) obtain Lender's agreement to defer taking possession immediate possession of the Collateral under the terms of the Security Documents and (ii) to

allow Borrower to continue to use the Collateral so long as Borrower does not sell, convey, transfer or assign the Collateral except in the ordinary course of business, all as more fully described herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender hereby agree as follows:

1. Concurrently with the execution and delivery of this Forbearance Agreement, Borrower and Lender will execute and deliver the Notice of Non-Opposition, Stipulation and Consent to Issuance of Writs of Possession and Attachment by Defendant Quintessence Photonics Corporation and each of the other pleadings described therein (collectively, the "Attachment Pleadings"), copies of which are attached hereto as Exhibit A. Counsel for Lender is authorized to file the Attachment Pleadings as Enforcement Agent under the terms of the Intercreditor Agreement between Lender, Borrower and M.U.S.A., Inc. ("MUSA") dated September 18, 2006 (the "Intercreditor Agreement") with the Superior Court of the State of California, in and for Los Angeles County, pursuant to the terms of the Attachment Pleadings and without objection or opposition from Borrower or any person affiliated with or acting in concert with Borrower.

2 Borrower releases, acquits, and forever discharges Lender, MUSA and their respective attorneys and other professionals, and all other persons acting by, through, or under any of them from any and all obligations, claims, debts, contracts, promises, agreements, liabilities, costs, expenses, attorneys' fees, actions, or causes of action of any nature whatsoever, known or unknown, suspected or unsuspected, that Borrower has, owns, or holds or at any time claims to have had, owned, or held against Lender or MUSA with respect to the Note, the Security Documents, the Note Extension Agreement, the Second Note Extension Agreement and the Intercreditor Agreement.

3. Borrower will timely file a Form 8-K describing the material terms of this Forbearance Agreement.

4. Except in the ordinary course of business consistent with past practices, Borrower shall not sell, convey, assign (by operation of law or otherwise), transfer, exchange or otherwise voluntarily or involuntarily transfer or dispose of any interest in the Collateral or any portion thereof or encumber, or hypothecate, or create, incur or permit to exist any Lien (as defined in the Security Documents) or adverse claim upon or other interest in or with respect to any of the Collateral except for Permitted Liens (as defined in the Security Documents). Borrower will not accelerate collection of, discount, forgive or otherwise modify the terms of its accounts receivable and will collect the same consistent with good business practices.

5. Attached hereto as Exhibit B are lists of tangible and intangible assets of QPC which are subject to the security interest of Lender under the terms of the Security Documents. Borrower hereby represents and warrants that the information contained in Exhibit B is true and correct.

6. Borrower acknowledges that interest continues to accrue under the terms of the Note at the rate of 18.0% per annum and will continue to do so until the Event of Default is cured. None of the terms of this Forbearance Agreement or Borrower's timely performance hereunder constitutes satisfaction or a cure of the Event of Default.

7. Lender agrees to consider any proposal of Borrower to pay or extend the terms of payment of the Note received before November 24, 2008. Lender shall not be obligated to accept any proposal advanced by Borrower and Lender may decline any proposal for any reason or no reason, in its sole and absolute discretion. If, as of 5 p.m., Pacific Standard Time on November 24, 2008 (i) Lender and Borrower have not agreed to terms whereby the Event of Default has been cured (as evidenced by a writing signed by Lender), (ii) the balance due under the Note has not been paid in full or (iii) if at any time after the date hereof Borrower has breached any term or condition of this Forbearance Agreement, then Lender shall be under no further obligation to forbear from enforcement of its rights under the Security Documents and the Intercreditor Agreement and Lender may immediately proceed to do so, including exercising all of its rights under the Attachment Pleadings. Should Lender proceed to exercise its rights under the Attachment Pleadings, neither Borrower nor any person affiliated with or acting in concert with Borrower shall object to or oppose such action. By discussing or considering any workout arrangements, alternatives to foreclosure of the Collateral or other proposals Borrower makes concerning the balance due under the Note and any Event of Default with respect thereto, and by delaying or forbearing the enforcement of any right or remedy available to Lender under the Security Documents, Lender is not waiving any Event of Default with respect to the Note, any of the Security Documents nor any rights under the Intercreditor Agreement, whether such default presently exists or arises hereafter, nor is Lender waiving or modifying any right or remedy it may have with respect to such Event of Default, unless such forbearance or waiver is made pursuant to a written agreement satisfying the requirements of this Section 7. No communication or proposal, whether written or oral, arising out of or relating to any discussions or negotiations concerning the Note or the Security Documents (including without limitation any Event of Default thereunder or the exercise of any right or remedy available to Lender) shall be deemed to be legal or enforceable commitments, binding agreements, or offers, waivers or modifications of any rights, remedies or obligations of any party unless and until (a) the same are embodied in a formal written agreement containing an integration clause to the effect that such agreement is intended to be the final expression of the parties with respect to the subject matter thereof, and (b) such agreement has been executed by the appropriate parties. All final agreements must be in writing, signed by the parties, and cannot be contradicted by evidence of any alleged oral agreement.

8. Borrower hereby agrees that this Forbearance Agreement is executed merely to memorialize the terms under which Lender has agreed not to immediately proceed with its remedies under the Note, the Security Documents and the Intercreditor Agreement and, except as specified herein, does not constitute or in any way operate as a release, discharge, satisfaction, payment, or cancellation of the indebtedness evidenced by the Note, any obligation due MUSA or any part thereof. Except as expressly set forth in paragraphs 1 through 7 above, nothing herein contained shall affect or be construed to affect any of the terms or provisions of the Note, the

Security Documents or the Intercreditor Agreement (the "Loan Documents") nor impair the validity or security thereof or any rights or powers which Lender now or hereafter may have under or by virtue thereof for recovery of the obligation evidenced by the Note or other obligations evidenced by the Loan Documents in case of any default or non-fulfillment of the terms of the Loan Documents, this Forbearance Agreement, or otherwise. Borrower acknowledges and agrees that the Loan Documents were validly executed by the parties thereto; have not been amended, modified, renewed, extended, rescinded or terminated in any manner, unless by written agreement signed by the parties that clearly and unequivocally expresses an intention to amend, modify, renew, extend, rescind or terminate the same; and are in full force and effect. Borrower agrees that the Loan Documents are binding on the parties thereto and are enforceable in accordance with their terms, except where enforcement may be limited in accordance with applicable bankruptcy laws. Borrower is not aware of any defense or claim that would prevent the Loan Documents from being enforced in accordance with their terms, and to the fullest extent permitted by law Borrower hereby waive all such defenses and claims existing as of the date of this Forbearance Agreement, whether known or unknown.

9. No communication, whether written or oral, arising out of are relating to any discussions or negotiations (other than formal written agreements satisfying the requirements of Section 7 above) shall be admissible or used by any party in any litigation, insolvency proceeding, arbitration proceeding, administrative proceeding or any other proceeding. All such communications shall be considered to have been given in connection with the compromise and settlement of potential litigation.

10. The relationship of Lender, as a lender, and Borrower, as a borrower, is strictly that of a creditor and debtor. Lender is not a partner or joint venturer with Borrower, nor does Lender have any fiduciary duties with respect to Borrower, other than to properly account for and apply all payments made on the Note in accordance with the terms of the Loan Documents and this Forbearance Agreement.

11. Borrower hereby specifically ratifies and consents to each and every term of the Loan Documents and this Forbearance Agreement, including the statement of the balance due and owing under the Note as set forth in Recital E above.

DATED the day and year first written above.

QUINTESSENCE PHOTONICS CORPORATION a Delaware corporation	**FINISAR CORPORATION** a Delaware Corporation
By: [signature]	By: [signature]
Its: CEO	Its: Chief Financial Officer